As filed with the Securities and Exchange Commission on May 19, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LaSalle Hotel Properties

(Exact name of registrant as specified in its charter)

Maryland	6798	36-4219376
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

3 Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814

(301) 941-1500

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

LASALLE HOTEL PROPERTIES 1998 SHARE OPTION AND INCENTIVE PLAN

(Full title of the plan)

Jon E. Bortz

President and Chief Executive Officer

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814

(301) 941-1500

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Brad S. Markoff, Esq.

Jeffrey M. Sullivan, Esq.

DLA Piper Rudnick Gray Cary US LLP

4700 Six Forks Road, Suite 200

Raleigh, NC 27609

Phone: (919) 786-2000

Facsimile: (919) 786-2200

CALCULATION OF REGISTRATION FEE

Title of Shares To Be Registered	Amount To Be Registered	Proposed Maximum Aggregate Offering Price Per Share (2)	Proposed Maximum Offering Price Per Share (2)	Amount of Registration Fee (2)
Common Shares of Beneficial Interest, par value $0.01 per share	900,000(1)	$30.85	$27,765,000	$3,268

(1)	Plus such additional number of shares as may be required by reason of the anti-dilution provisions of the LaSalle Hotel Properties 1998 Share Option and Incentive Plan. An aggregate of 2,800,000 shares of common stock may be offered or issued pursuant to the LaSalle Hotel Properties 1998 Share Option and Incentive Plan, 757,000 of which were previously registered on Form S-8 (File No. 333-72265), 743,000 of which were previously registered on Form S-8 (File No. 333-86911), 400,000 of which were previously registered on Form S-8 (File No. 333-104056) and 900,000 of which are registered on this Form S-8.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of LaSalle Hotel Properties common stock as reported on the New York Stock Exchange on May 13, 2005.

INCORPORATION BY REFERENCE

This registration statement on Form S-8 registers additional securities of the same class as other securities of LaSalle Hotel Properties (the “Registrant”) for which registration statements, also filed on Form S-8 by the Registrant and relating to LaSalle Hotel Properties 1998 Share Option and Incentive Plan (the “Plan”), are effective. In accordance with General Instruction E to Form S-8, the contents of the registration statements filed by LaSalle Hotel Properties with the Securities and Exchange Commission (the “Commission”) on February 12, 1999, September 10, 1999 and March 27, 2003 (File Nos. 333-72265, 333-86911 and 333-104056), with respect to securities offered pursuant to the Plan are hereby incorporated by reference. After giving effect to this filing, an aggregate of 2,800,000 shares of the Registrant’s common shares of beneficial interest, par value $.01 per share, have been registered for issuance pursuant to the Registrant’s Plan.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8.	EXHIBITS

4.1	Articles of Amendment and Restatement of Declaration of Trust of the Registrant (incorporated by reference from Exhibit 3.1 of the Registrant’s Form 10-Q filed with the Commission on August 14, 1998) (File No. 001-14045)

4.2	Articles Supplementary Establishing and Fixing the Rights and Preferences of 10.25% Series A Cumulative Redeemable Preferred Shares, $0.01 Par Value Per Share (incorporated by reference from Exhibit 3.2 of the Registrant’s Form 8-A filed with the Commission on March 5, 2002) (File No. 001-14045)

4.3	Articles Supplementary Establishing and Fixing the Rights and Preferences of 8.375% Series B Cumulative Redeemable Preferred Shares, $0.01 Par Value Per Share (incorporated by reference from Exhibit 3.2 of the Registrant’s Form 8-A filed with the Commission on September 29, 2003) (File No. 001-14045)

4.4	Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.1 of the Registrant’s Form S-3 filed with the Commission on March 27, 2003) (No. 333-104054)

4.5	LaSalle Hotel Properties 1998 Share Option and Incentive Plan, as amended through April 21, 2005

5	Opinion of DLA Piper Rudnick Gray Cary US LLP

23(a)	Consent of DLA Piper Rudnick Gray Cary US LLP (included as part of Exhibit 5)

23(b)	Consent of Independent Registered Public Accounting Firm — KPMG LLP

23(c)	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP

23(d)	Consent of Independent Registered Public Accounting Firm – Crowe Chizek and Company LLC

24	Power of Attorney (included on the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on the 19th day of May, 2005.

LASALLE HOTEL PROPERTIES

By:	/s/ HANS S. WEGER
Hans S. Weger
Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and trustees of LaSalle Hotel Properties hereby severally constitute Jon E. Bortz, Michael D. Barnello and Hans S. Weger, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and trustees to enable LaSalle Hotel Properties to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date	Signature

May 19, 2005	/s/ JON E. BORTZ Jon E. Bortz	Chairman, President and Chief Executive Officer (Principal Executive Officer)

May 19, 2005	/s/ DARRYL HARTLEY-LEONARD Darryl Hartley-Leonard	Trustee

May 19, 2005	/s/ KELLY L. KUHN Kelly L. Kuhn	Trustee

May 19, 2005	/s/ WILLIAM S. MCCALMONT William S. McCalmont	Trustee

May 19, 2005	/s/ DONALD S. PERKINS Donald S. Perkins	Trustee

May 19, 2005	/s/ STUART L. SCOTT Stuart L. Scott	Trustee

May 19, 2005	/s/ DONALD A. WASHBURN Donald A. Washburn	Trustee

May 19, 2005	/s/ HANS S. WEGER Hans S. Weger	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Amendment and Restatement of Declaration of Trust of the Registrant (incorporated by reference from Exhibit 3.1 of the Registrant’s Form 10-Q filed with the Commission on August 14, 1998) (File No. 001-14045)

4.2	Articles Supplementary Establishing and Fixing the Rights and Preferences of 10.25% Series A Cumulative Redeemable Preferred Shares, $0.01 Par Value Per Share (incorporated by reference from Exhibit 3.2 of the Registrant’s Form 8-A filed with the Commission on March 5, 2002) (File No. 001-14045)

4.3	Articles Supplementary Establishing and Fixing the Rights and Preferences of 8.375% Series B Cumulative Redeemable Preferred Shares, $0.01 Par Value Per Share (incorporated by reference from Exhibit 3.2 of the Registrant’s Form 8-A filed with the Commission on September 29, 2003) (File No. 001-14045)

4.4	Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.1 of the Registrant’s Form S-3 filed with the Commission on March 27, 2003) (No. 333-104054)

4.5	LaSalle Hotel Properties 1998 Share Option and Incentive Plan, as amended through April 21, 2005

5	Opinion of DLA Piper Rudnick Gray Cary US LLP

23(a)	Consent of DLA Piper Rudnick Gray Cary US LLP (included as part of Exhibit 5)

23(b)	Consent of Independent Registered Public Accounting Firm — KPMG LLP

23(c)	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP

23(d)	Consent of Independent Registered Public Accounting Firm – Crowe Chizek and Company LLC

24	Power of Attorney (included on the signature page of this Registration Statement)